Exhibit 10.5

DEPOSIT PLEDGE CONTRACT

This Deposits Pledge Contract (hereinafter referred to as “This Contract”) is executed in Beijing, People’s Republic of China (hereinafter referred to as “China”, the special administrative zones of Hong Kong and Macao, and Taiwan Province are excluded, for the purpose of This Contract) on June 28th, 2011 by and between:

Raiffeisen Bank International AG Beijing Branch, with registered address at Room 200,Beijing International Club, No. 21 Jianguomen Wai Street, Beijing, China, (zip code: 100020) (hereinafter referred to as “Pledgee”); and

Handan Hongri Metallurgy Co. Ltd., a corporation established under the laws of China, whose legal representative is Liu Hongsheng, with a Business License Number of 130400400001179, with registered address at Guzhen Village, Yetao Town, Wu'an City, Hebei Province, China (zip code:056304) (hereinafter referred to as “Pledgor”).

Whereas:

(a) Upon the requests of the Pledgor, pursuant to the “RMB 14,980,000 Yuan Loan Agreement” with No. 20110628019980001 signed on June 28, 2011 and any altered, modified, delayed and supplemental agreements thereto (hereinafter referred to as “Main Contract”) between both parties, the Pledgee agreed to make available to the Pledgor certain line based on the terms and conditions provided therein.

(b) As one of the prerequisites provided in the Main Contract, the Pledgor is willing to sign the Contract with the Pledgee and agrees to set the Pledge of prime beneficiary for the Pledgee to guarantee the realization of credit under items of Main Contract in the Deposit Certificate (cf. 1.1 for its definition). In order to specify the rights and obligations of both sides, both parties have agreed to enter into This Contract that is to be jointly complied and implemented in accordance with provisions of the law and regulation in China.

Unless otherwise provided in This Contract, terms (including those in Introduction) in This Contract conform with definitions in Main Contract.

Article 1. Pledge

1.1 To guarantee the timely and complete fulfillment of Secured Claims (for the definition of Secured Credit cf. 2.1), the Pledgor agrees to set the pledge of Primary Beneficiary for Pledgee on the time deposit certificate(s) of entities (hereafter called “Deposit Certificate”, cf. List of Pledge Deposit Certificate (cf. Appendix 1 for the format) and the end copy of the Deposit Certificate issued for the Pledgor by the Pledgee for specific occasions) appended to This Contract applied to the Pledgee subject to This Contract.

1.2 The efficacy of the pledge mentioned above shall amount to the capital, interest, and other obligations of any nature that the Pledgor has the right to acquire based on the Deposit Certificate at present or in the future, plus corresponding rights and interests.

1.3 The Pledgor shall sign relevant documents and take other necessary action for the secured credit and the fulfilled duty under items of This Contract, or for the purpose of safeguarding, improving and completing the transfer of rights, interests or duties of the Pledgee upon the reasonable requests of the Pledgee.

Article 2. Independence of the Secured Claims and Pledge

2.1 The Secured Claims refer to:

(a) all obligations or liabilities, whether at present or in the future, actual or contingent, (including any capital, interest, default interest, expense or other obligations, whether owed by the Pledgee on an independent and joint basis, or in any capacity whatsoever) of the Pledgor to the Pledgee under items of Main Contract (contingently amended) or subject to Main Contract (contingently amended) at present or any other time in the future, including but not limited to capital and interest, compound interest, penalty interest, any cost, insurance expenses, regular expenses of bank, default fine, damages (settlements or compensation included); and

(b) the fees by the Pledgor on realizing the credit and secured rights and interests, including but not limited to overdue fees, lawsuit fees (or arbitration fees), maintenance costs, publicity costs，execution expenses, attorney fees, travel expenses and other expenses.

2.2 This Contract is one of the secured documents under items of the Main Contract. The Deposit Certificate and other secured items under items of other secured documents are jointly taken as the guarantee of the Secured Claims.

2.3 The efficacy of This Contract stands independent of Main Contract. The invalidation of Main Contract or other relevant terms has no effect on the efficacy of This Contract.

Article 3. The Issuance, Transfer and Custody of the Deposit Certificate

3.1 Each time the Pledgor applies for the shareholder loan under items of Main Contract within three (3) workdays of the bank, the Pledgor shall deposit obligations of provided sum and money type (hereafter called “deposit”) into the account of deposit at the Pledgee (hereafter called “deposit account”), and submit to the Pledgee Application for the Issue of Time Deposit Certificate of Entities officially (cf. Appendix 2 for the format) signed by the Pledgor and other relevant documents required by the Pledgee. After the cash of the deposit is credited into the account and the conditions for relevant provisions of laws and regulations have been well developed, it is for the Pledgee to issue the Deposit Certificate for the Pledgor.

3.2 After the Pledgee issues the Deposit Certificate, the Pledgor shall instantly sign on the endorse of the Deposit Certificate that “pledged to Raiffeisen Bank International AG Beijing Branch”, stamp the reserved specimen seal of the Pledgor’s account, and directly deliver the Deposit Certificate to the Pledgee. The pledge right is set at the moment when the Deposit Certificate is delivered to the Pledgee. During the period of the pledge, the Deposit Certificate is in the custody of the Pledgee.

3.3 The Pledgee shall take good care of the Deposit Certificate. If the Deposit Certificate is lost or damaged during the period of pledge, the Pledgee shall instantly notify the Pledgor, and the Pledgor shall report for the loss and apply for a new one upon the requests of the Pledgee. The new certificate as the pledged subject matter is still to be kept by the Pledgee.

3.4 When issuing the time deposit certificate of entities, the Pledgor shall make specified promise in Application for the Issue of Time Deposit Certificate of Entities officially signed by the Pledgor on whether the Deposit Certificate is automatically re-deposited when it is due and the way of automatic redeposit. If the automatic redeposit is agreed on, the pledge set on the Deposit Certificate continues to be valid.

Article 4. Statements and Warranties of the Pledgor

4.1. The Pledgor is the corporation established and existing under the laws of the People’s Republic of China. With the valid business license and corporate capacity, it possesses assets and is legally managed. With the full capacity for civil conduct and all necessary capacities for rights, it is capable of signing and fulfilling This Contract and take on responsibilities in its own name.

4.2 To sign and fulfill This Contract is the actual reflection of the Pledgor’s will, and has acquired the complete permission, approval and authorization of the board of the Pledgor or any other authorized institutions, conforming to provisions of relevant laws and the Pledgor’s company, without any flaw in law.

4.3 This Contract is validly signed by the authorized representative of the Pledgor and This Contract shall have legal effect of binding for the Pledgor since it takes effect.

4.4 The Pledgor will as scheduled conform to all the law, rules, regulations, proceedings and any legal or non-legal governmental requirements and orders that are in effect, or take effect in the future, or may damage the rights and interests of the Deposit Certificates or the Pledgee under This Contract if not conformed to.

4.5 Subject to This Contract and/or at the request at any time, the Pledgor shall instantly complete registration of the pledge or put on record of the Contract, and afford expenses on evaluation, record, registration, acknowledgement, identification, insurance, custody, etc. of the pledged subject under items of This Contract and all relevant cost on items of realizing the credit of Main Contract, setting the pledge, realizing the pledge, etc..

4.6 All the documents, materials, information, report forms, certificates of rights (including the Deposit Certificate), etc. provided by the Pledgor to the Pledgee to obtain the line under items of the Main Contract and in the process of signing and fulfilling This Contract is accurate, real, complete and valid, without involving major mistakes inconsistent with the fact or neglecting any major fact, and the submitted copy conforms to the original.

4.7 The deposit relationship represented by the Deposit Certificate is lawful, real, and valid. The Pledgor has full rights of disposal for the Deposit Certificate. If the Deposit Certificate is jointly possessed, its disposal has acquired all necessary permission and approval.

4.8 The Deposit Certificate is flawless, and neither reported for loss nor frozen. There are no issues like dispute, lawsuit (arbitration) or any rights and interests of the third party that are not notified to the Pledgor.

4.9 During the period of pledge, there is neither reduction on the capital of registration in any way nor any great alteration of the property right or any transformation of management mode (including but not limited to separation, merging, annexing, being annexed, etc.).

4.10 The current level of business management should be maintained or heightened, the value of current assets should be ensured to be maintained or increased, any due credit is not to be discarded, and the current major assets is not to be disposed of without any benefit or in any other inappropriate way.

4.11 Prior to and in signing This Contract, there is no occurrence of any lawsuit, arbitration, or criminal and administrative punishment and corresponding particulars of the matter that are greatly unfavorable to the major property of the Pledgor or of the Pledgee, nor existence of any other incidents (the occurrence or likely occurrence of which is known to the Pledgor) that have unfavorable influence on the complete fulfillment of the obligation of the Pledgor and/or the provided terms. It is also estimated that in the period of executing This Contract none of the incidents mentioned above is to occur.

4.12 If it occurs that the Pledgor is closed down, dismissed, suspended of operations, revoked of business license, repealed, and applying or applied for bankruptcy or any incident provided in 4.11, the Pledgor shall notify the Pledgee instantly (at least no later than the time the Pledgee gets informed or 24 hours after the occurrence of the incident, with the former prior to the latter).

4.13 The Pledgor shall strictly abide by laws and regulations in China when doing business, manage different businesses strictly in the operating range provided in Corporate Business License of the Pledgor, and handling registration procedures for the annual inspection of the corporation (legal person) in due time.

4.14 The Pledgor shall repay the debt in due time subject to the agreement in Main Contract and This Contract, including but not limited to the loan, interest and relevant expense.

4.15 Whether the Deposit Certificate is issued by the application of any Pledgor and possessed by him, or the secured credit is resulted from the shareholder loan or financing under items of Main Contract employed by any Pledgor, the Pledgee has the right to execute the pledge and deposit the cashed obligation of the Deposit Certificate into any account under the name of any Pledgor so as to repay and rescind the secured credit. It is at the free will of the Pledgee to decide the amount and order of the repaid and rescinded debt of the Pledgor.

4.16 Under no condition is the Pledgor permitted to require the Pledgee to first execute his rights or interests under other items of guarantee, if the secured claims has other assurance, mortgage, pledge, or other forms of guarantee. Limited in conditions permitted by law, the Pledgor shall waive all his rights of defense.

Article 5. Obligations of the Pledgor

5.1 Without the permission of the Pledgee in written form, the Pledgor is not to apply for loss of the Deposit Certificate; the Pledgor is not to dispose of the Deposit Certificate by transfer, presenting, pledge or other way, or withdraw deposited capital and interest under items of the Deposit Certificate.

5.2 When there is dispute on the management authority of the Deposit Certificate, or when the pledge suffers or is likely to suffer from unfavorable influence from any third party, the Pledgor shall notify the Pledgee in written form instantly (at least no later than 24 hours after the occurrence of the incidence), and coordinate with the Pledgor to take relevant measures.

5.3 The Pledgor shall assist the Pledgee to realize the pledge without setting any barrier.

Article 6. Realization of the Pledge Right

6.1 When any event of termination or default (hereafter called “execution event”) occurs under items of agreements (including but not limited to Main Contract and This Contract) between the Pledgor and the Pledgee or other creditors, the Pledgor shall notify the Pledgee of the execution event instantly (at least no later than 24 hours after the occurrence of the event), and the Pledgee then has the right to execute the pledge under items of This Contract (the execution of rights by the Pledgee is not affected by any delay or the earlier statement to renounce the execution of the right) without another requirement or notice.

6.2 When the execution instance occurs, no matter whether the Deposit Certificate is due, the Pledgor agrees that the Pledgee cash the Deposit Certificate to realize the pledge for the repayment of the secured claims. In cashing the Deposit Certificate, if the Deposit Certificate is not due, the Pledgor shall dispose of it by withdrawing ahead of time. If the cashed deposit certificate is insufficient for repayment, the Pledgee has the right to require another repayment of the Pledgor. But if the cashed deposit certificate is surplus, the Pledgor directly deposit the remainder into the account at the Pledgor, and take no relevant responsibility hereafter. The remainder shall be paid interest on according to relevant law in China.

6.3 When the Pledgee executes the pledge right subject to This Contract, the Pledgee can directly execute pledge right under items of This Contract without requiring payment of the Pledgor or any other third person, or filing a lawsuit or applying for arbitration to the Pledgor or any other third person, or taking any other measure to realize the right. Whether the secured credit has other assurance, mortgage, pledge, or other forms of guarantee, under no condition is the Pledgor permitted to require the Pledgee to first execute his rights or interests under items of other guarantee.

6.4 When the termination under items of Main Contract expires, if the Pledgor has completely fulfilled all the debt under items of Main Contract or repaid all the debt owed to the Pledgee ahead of time, the Pledgee shall return the Deposit Certificate to the Pledgor.

6.5 Unless otherwise provide in This Contract, if the due time of the Deposit Certificate is prior to the due time of the secured credit, both parties agree that the Pledgee may cash the Deposit Certificate directly to repay the debt under items of Main Contract to the Pledgor ahead of time.

6.6 Unless otherwise provide in This Contract, if the due time of the secured credit is prior to the due time of the Deposit Certificate, when the Pledgor fails to repay or completely repay all the debt under items of Main Contract, both parties agree that the Pledgee may cash the Deposit Certificate before the due time of the secured credit to repay the debt under items of Main Contract to the Pledgor.

Article 7. Bearing of Expenses

Expenses under items of This Contract and other expenses of acknowledgement, custody, punishment, etc. relevant to This Contract shall be borne by the Pledgor. If the Pledgee is to pay the expenses in advance, the Pledgor shall repay in full sum within three workdays after the issue of the written remainder notice by the Pledgee.

Article 8. Amendment, Supplement and Interpretation of Contract

8.1 If the amendment or supplement of Main Contract has influences on This Contract, both parties shall make an agreement to amend or supplement This Contract to make it conform to Main Contract. However, no amendment or supplement is to affect or damage the rights and interests of the Pledgee under items of This Contract.

8.2 Any amendment or supplement of This Contract shall be made in written form, and constitutes inseparable part of This Contract.

Article 9. Force Majeure

“Force Majeure” in This Contract means the unpredictable and unavoidable or irresistible event beyond the control of both Parties of This Contract, as a result of which the Party is unable to perform its obligations under this Contract. Events of Force Majeure include natural disasters like earthquake, tsunami, typhoon, great epidemic, etc., and war, riot, coup, etc.. If This Contract is caused to be abridged, amended or supplemented due to Force Majeure, the responsibility of the Pledgor in This Contract shall not be reduced or exempted, without affecting or damaging rights and interests of the Pledgee under items of This Contract.

Article 10. Notice and Delivery

The service and delivery of notification, demand, instruction or other documents between both parties of This Contract shall be processed subject to terms of notification and delivery under the items of Main Contract.

Article 11. Application of Law and Settlement of Disputes

11.1 This Contract shall be governed by laws of China.

11.2 As for any dispute resulted from or relevant of This Contract, either party can file a lawsuit to people’s court of the place where Pledgee is located. The party that loses the lawsuit shall bear all expenses (including but not limited to lawsuit expense, attorney fees, etc.) actually spent by the party that wins the lawsuit in dealing with the case. This term of dispute settlement is applicable to anyone that signs in any appendix and enclosure.

Article 12 Miscellaneous Provisions

12.1 Both parties agree that any written and printed scripts in This Contract have equal effect, and the copies, faxes and email texts of all documents and materials that are submitted to the Pledgee by the Pledgor are regarded as the originals.

12.2 The Pledgor has earnestly read the Main Contract, and confirmed all terms. The Pledgor has thoroughly read all terms of This Contract, and the Pledgee has made corresponding explanation upon the requests of the Pledgor, and the Pledgor has objection to the meaning of all terms and corresponding legal responsibilities.

12.3 As appendixes of This Contract, the end copy of the Deposit Certificate, List of Pledge Deposit Certificate and Application for the Issue of Time Deposit Certificate of Entities that are related with This Contract are inseparable part of This Contract, and have equal legal effect.

12.4 This Contract is inseparable part of the Main Contract, and takes effect after the legal representatives or authorized representatives of both parties have signed (or stamped) and stamped an official seal. It becomes invalid the day when the Secured Credit has been unconditionally and irrevocably repaid completely.

12.5 The original of This Contract is in duplicate, with equal legal effect. Each party shall keep one copy,

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Signature Page

Pledgee: Raiffeisen Bank International AG Beijing Branch (Seal)
Authorized Representative (Seal/Signature)

Pledgor: Handan Hongri Metallurgy Co., Ltd (Seal)
Legal Representative or Authorized Representative (Seal/Signature)